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                                                                   EXHIBIT 10.1

                        COMMUNITY FINANCIAL SHARES, INC.

                    LONG-TERM RESTRICTED STOCK UNIT AGREEMENT
                    -----------------------------------------

This RESTRICTED STOCK UNIT AGREEMENT (this "Agreement"), dated as of February 17, 2010 (the "Grant Date"), is delivered by Community Financial Shares, Inc. (the "Company") to Scott Hamer (the "Participant").

                                    RECITALS

WHEREAS, on May 15, 2009, the Company completed the sale of $6,970,000 in preferred shares ("TARP Funds") to the U.S. Department of the Treasury (the "Treasury") through the Capital Purchase Program ("CPP") under the Troubled Asset Relief Program ("TARP") established under the Emergency Economic Stabilization Act of 2008 ("EESA") and later amended under the American Recovery and Reinvestment Act of 2009 ("ARRA"); and

WHEREAS, executive compensation and corporate governance standards under TARP are referred to herein as the "TARP Regulations"); and

WHEREAS, pursuant to the TARP Regulations, the Company is prohibited from paying or accruing any bonus, retention award, or incentive compensation while the Company is receiving assistance under TARP to certain employees of the Company, including the Participant, with the exception of certain long-term restricted stock or restricted stock unit awards designed to comply with the TARP Regulations; and

WHEREAS, the Company has decided to grant Long-Term Restricted Stock Units to the Participant as an inducement for the Participant to continue in the employ of the Company and promote the best interests of the Company and its shareholders; and

WHEREAS, the value of the Restricted Stock Unit award is not greater than one third (1/3) of the Participant's total annual compensation, as determined pursuant to the TARP Regulations.

NOW, THEREFORE, it is hereby agreed as follows:

1. GRANT OF RESTRICTED STOCK UNITS. Subject to Section 3 of this Agreement, the
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Company hereby awards to the Participant, as of the Grant Date, Restricted Stock
Units representing 5,875 shares of Company Stock (the "Grant"). Each Restricted Stock Unit represents the right to receive one share, or the cash-equivalent of one share, of Company common stock on the date determined in accordance with this Agreement. The settlement of all Restricted Stock Units which vest under the Grant shall be made, solely at the discretion of the Company, in shares of Company common stock or in cash in an amount equivalent to the fair market value of the shares (as determined by the Company) at the time of settlement. In no event, however, shall any fractional shares be issued. Accordingly, the total number of shares of Company Stock to be issued pursuant to the Grant shall, to the extent necessary, be rounded down to the next whole share in order to avoid the issuance of a fractional share.

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2. TARP REGULATIONS. This Agreement is intended to comply with the TARP
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Regulations. Notwithstanding anything in this Agreement to the contrary, this
Agreement and all payments, grants, awards or other forms of compensation provided for in this Agreement (collectively, the "Payments") shall be subject to all applicable laws, regulations, restrictions, or governmental guidance that become applicable in connection with the Company's participation in TARP under the EESA and the ARRA, or any similar program of the United States government and the Company reserves the right to modify the Payments and this Agreement as necessary to conform to any restrictions imposed under those laws, regulations, restrictions, or governmental guidance, including the TARP Regulations.

3. VESTING.
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(a) The Restricted Stock Units shall vest in full on the first to occur of the following dates; provided the Participant continues to be employed by, or provide service to, the Company through the applicable date: (i) the second anniversary of the Grant Date; (ii) the Participant's death; (iii) the Participant's Disability; (iv) the effective date of an Change in Control Event; or (v) the date determined in accordance with the provisions of Section 3(b) below (the applicable date is referred to as the "Vesting Date"). Notwithstanding the foregoing, provided that an event specified in clauses
(ii)-(v) of the preceding sentence has not occurred, (i) the number of Restricted Stock Units awarded to the Participant shall be adjusted as of December 31, 2010, to reflect the forfeiture of such number of Restricted Stock Units (if any) that may be required pursuant to the Participant's 2010 Incentive Plan, which is incorporated by reference herein and (ii) such adjusted number of Restricted Stock Units shall thereafter remain subject to the vesting requirements of this Section 3.

(b) If a Change in Control Event occurs while the Participant is employed by, or providing service to, the Company, the Restricted Stock Units subject to this Grant at the time of the Change in Control Event will vest immediately prior to the closing of the Change in Control Event. The shares subject to vested Restricted Stock Units shall be converted into the right to receive the same consideration per share of Company common stock payable to the other shareholders of the Company upon the consummation of the Change in Control Event and such consideration shall be distributed to the Participant within ten (10) business days following the effective date of the Change in Control Event, or on such later date necessary to comply with the TARP Regulations.

(c) Except as otherwise provide for herein, if the Participant ceases to be employed by, or provide service to, the Company for any reason prior to vesting in the Restricted Stock Units subject to this Grant, then the Grant will be immediately cancelled. The Participant shall thereupon cease to have any right or entitlement to receive any shares, or the cash-equivalent of any shares, with respect to those cancelled Restricted Stock Units.

(d) For purposes of this Section 3, the following definitions shall apply:

         (i) "Disability" shall mean the inability of the Participant to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment expected to result in death or to be of continuous duration of twelve (12) months or more. The determination of whether the

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Participant has become Disabled shall be made by the Committee based upon such medical or other evidence as it may deem necessary and appropriate, and such determination shall be conclusive and binding upon the Participant.

         (ii) "Change in Control Event" shall mean the effective date of a change in control event, within the meaning assigned to such term in Treas. Reg. 1.280G-1, Q&A-27 through Q&A-29.

4. ISSUANCE SCHEDULE. Shares, or the cash-equivalent of shares, with respect to
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the Restricted Stock Units in which the Participant vests in accordance with
Section 3 will become issuable, or payable, on the later of (a) the Vesting Date and (b) the Repayment Date, determined in accordance with the TARP Regulations, pursuant to which:

(i) Shares with respect to 25% of the vested Restricted Stock Units shall become issuable on the date as of which 25% of the TARP Funds have been repaid to Treasury;

(ii) Shares with respect to an additional 25% of the vested Restricted Stock Units shall become issuable on the date as of which 50% of the TARP Funds have been repaid to Treasury;

(iii) Shares with respect to an additional 25% of the vested Restricted Stock Units shall become issuable on the date as of which 75% of the TARP Funds have been repaid to Treasury; and

(iv) Shares with respect to the remaining vested Restricted Stock Units shall become issuable on the date as of which 100% of the TARP Funds have been repaid to Treasury.

Each date specified in (i) through (iv) as of which the specified percentage of TARP Funds have been repaid shall be referred to herein as a "Repayment Date." The Participant need not be employed by the Company on a Repayment Date to receive shares, or the cash-equivalent of shares, with respect to vested Restricted Stock Units. The actual issuance of the shares of Company common stock, or the payment in lieu of shares, shall be effected on the applicable Vesting Date or Repayment Date, or as soon as administratively practicable thereafter.

5. LIMITED TRANSFERABILITY. Prior to actual receipt of the shares, or payment
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for the shares, with respect to the Restricted Stock Units that vest and become issuable or payable hereunder, the Participant may not transfer any interest in the Grant or the underlying shares or payment. Any rights in the Restricted Stock Units which vest hereunder but which otherwise remain unissued at the time of the Participant's death may be transferred pursuant to the provisions of the Participant's will or the laws of inheritance or to the Participant's designated beneficiary or beneficiaries of this Grant.

6. SHAREHOLDER RIGHTS AND DIVIDEND EQUIVALENTS
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(a) The holder of this Grant shall not have any shareholder rights, including voting or dividend rights, with respect to the shares subject to the Grant until the he becomes the record holder of those shares upon their actual issuance following the Company's collection of the applicable Withholding Taxes.

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(b) Notwithstanding the foregoing, if any dividend or other distribution, whether regular or extraordinary and whether payable in cash, securities or other property (other than shares of Company common stock), is declared and paid on the outstanding Company common stock prior to the issuance of shares with respect to the Restricted Stock Units subject to this Grant (i.e., those shares are not otherwise issued and outstanding for purposes of entitlement to the dividend or distribution), then a special book account shall be established for the Participant and credited with a phantom dividend equal to the actual dividend or distribution which would have been paid on the Restricted Stock Units subject to this Grant had shares been issued with respect to such Restricted Stock Units and been outstanding and entitled to that dividend or distribution. The phantom dividend equivalents so credited shall vest at the same time as the Restricted Stock Units to which they relate and shall be distributed to the Participant (in the same form the actual dividend or distribution was paid to the holders of the Company Stock entitled to that dividend or distribution or in such other form as the Company deems appropriate) concurrently with the issuance of shares with respect to such Restricted Stock Units on the applicable Vesting Date or Repayment Date.

7. COLLECTION OF WITHHOLDING TAXES. If any shares or cash amount becomes
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distributable to the Participant in connection with the Restricted Stock Units, then the federal, state and local income taxes required to be withheld with respect to those amounts shall be collected from the Participant pursuant to such procedures as the Company deems appropriate under the circumstances, including (without limitation) the Participant's delivery of his separate check payable to the Company in the amount of such withholding amounts.

8. COMPLIANCE WITH LAWS AND REGULATIONS. The issuance of shares of Company Stock
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pursuant to the Grant shall be subject to compliance by the Company and the
Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange on which the Company Stock may be listed for trading at the time of such issuance.

9. SECTION 409A OF THE CODE. It is the intention of the parties that the
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provisions of this Agreement comply with the requirements of the short-term deferral exception of Section 409A of the Code and Treasury Regulations Section 1.409A-1(b)(4). Accordingly, to the extent there is any ambiguity as to whether one or more provisions of this Agreement would otherwise contravene the requirements or limitations of Code Section 409A applicable to such short-term deferral exception, then those provisions shall be interpreted and applied in a manner that does not result in a violation of the requirements or limitations of Code Section 409A and the Treasury Regulations thereunder that apply to such exception.

10. NOTICES. Any notice required to be given or delivered to the Company under
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the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant's signature line on this Agreement. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

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11. SUCCESSORS AND ASSIGNS. Except to the extent otherwise provided in this
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Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant's assigns, the legal representatives, heirs and legatees of the Participant's estate and any beneficiaries of the Grant designated by the Participant.

12. CONSTRUCTION. This Agreement and the Grant evidenced hereby are made and
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granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. All decisions of the Plan Administrator with respect to any question or issue arising under this Agreement shall be conclusive and binding on all persons having an interest in the Grant.

13. GOVERNING LAW. The interpretation, performance and enforcement of this
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Agreement shall be governed by the laws of the State of Illinois without resort to that State's conflict-of-laws rules.

14. EMPLOYMENT AT WILL. Nothing in this Agreement or in the Plan shall confer
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upon the Participant any right to continue to be employed by, or provide service to, the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any parent or subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant's employment or service with the Company at any time for any reason, with or without Cause.

                            [SIGNATURE PAGE FOLLOWS]

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      IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first indicated above.


                                        COMMUNITY FINANCIAL SHARES, INC.

                                        By:    /s/ Donald H. Fischer
                                               ---------------------------
                                        Title: Chairman
                                               ---------------------------

                                        PARTICIPANT

                                        Signature: /s/ Scott W. Hamer
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                                        Address:
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